As filed with the Securities and Exchange Commission on November 1, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Everus Construction Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	99-1952207 (I.R.S. Employer Identification No.)

1730 Burnt Boat Drive Bismarck, ND (Address of principal executive offices)	58503 (Zip Code)

Everus Construction Group, Inc. 401(k) Retirement Plan
(Full title of the plan)

Paul R. Sanderson
Vice President, Chief Legal Officer and Corporate Secretary
Everus Construction Group, Inc.
1730 Burnt Boat Drive
Bismarck, ND 58503
(Name and address of agent for service)

(701) 221-6400
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non‑accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act (as defined below).  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 4,000,000 shares of common stock, par value $0.01 per share, of Everus Construction Group, Inc. (the “Registrant”), issuable pursuant to the Everus Construction Group, Inc. 401(k) Retirement Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are omitted from this Registration Statement in accordance with Rule 424 under the Securities Act, but constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The Registrant will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated) and any other documents required to be delivered pursuant to Rule 428(b) under the Securities Act. Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to the Secretary of the Registrant at the address and telephone number on the cover of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”), are incorporated herein by reference:

1.
The Registrant’s effective Registration Statement on Form 10 (File No. 001-42276) initially filed with the SEC on September 12, 2024, as amended by Amendment No. 1 as filed with the SEC on October 9, 2024 (as so amended, the “Form 10”);

2.
The description of the Registrant’s common stock included in the section titled “Description of Everus Capital Stock” in the Registrant’s Information Statement filed as Exhibit 99.1 to the Form 10, including any amendment or report filed for the purpose of updating such description; and

3.
The Registrant’s Current Reports on Form 8-K filed on October 18, 2024, October 21, 2024, October 28, 2024 and November 1, 2024 (except to the extent furnished and not filed, including under Item 2.02 or 7.01, in accordance with SEC rules).

All documents filed by the Registrant with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in the case of a director, pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), (iv) for any transaction from which a director or officer derived an improper personal benefit, or (v) in the case of an officer, in any action by or in the right of the corporation.

The Registrant’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director or officer shall be personally liable to the Registrant for monetary damages for breach of fiduciary duty as a director or officer.

Section 145 of the DGCL grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of being or having been in any such capacity, if the person acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

The amended and restated bylaws of the Registrant provide that the Registrant must indemnify its directors and officers to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide greater indemnification rights than such law permitted the Registrant to provide prior to such amendment). The Registrant will also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the Registrant of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws, agreement, vote or consent of stockholders or directors or otherwise.

The Registrant will enter into indemnification agreements with each of its directors and officers pursuant to which the Registrant will agree to maintain directors and officers liability insurance (subject to limited exceptions), to hold harmless, indemnify and defend the individual to the fullest extent authorized or permitted by applicable law (subject to limited exceptions) and to provide advancement of expenses. The agreements also establish certain procedures regarding the defense of claims and for determination of entitlement to indemnification.

The Registrant maintains insurance to protect itself and its directors, officers and representatives against any such expense, liability or loss, whether or not the Registrant would have the power to indemnify him or her against such expense, liability or loss under the DGCL.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number		Exhibit Description
4.1
Amended and Restated Certificate of Incorporation of Everus Construction Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 1, 2024).

4.2		Amended and Restated Bylaws of Everus Construction Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 1, 2024).
23.1	*	Consent of Deloitte & Touche LLP.
24.1	*	Power of Attorney (included as part of the signature pages of this Registration Statement).
107	*	Filing Fee Table.

*  Filed herewith

Pursuant to the instruction to Item 8 to Form S-8, no opinion of counsel as to the legality of the shares of common stock registered with respect to the Plan is furnished because no original issuance securities are being registered.

The Registrant undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.	Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on November 1, 2024.

EVERUS CONSTRUCTION GROUP, INC.

By:	/s/ Jeffrey S. Thiede
Name:	Jeffrey S. Thiede
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Jeffrey S. Thiede, Maximillian J Marcy and Paul R. Sanderson, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the SEC any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on November 1, 2024.

Signature	Title	Date

/s/ Jeffrey S. Thiede	President, Chief Executive Officer and Director	November 1,
Jeffrey S. Thiede	(Principal Executive Officer)	2024

/s/ Maximillian J Marcy	Vice President, Chief Financial Officer and Treasurer	November 1,
Maximillian J Marcy	(Principal Financial Officer)	2024

/s/ Jon B. Hunke	Vice President and Chief Accounting Officer	November 1,
Jon B. Hunke	(Principal Accounting Officer)	2024

/s/ Dale S. Rosenthal	Chair of the Board of Directors	November 1,
Dale S. Rosenthal		2024

/s/ Michael S. Della Rocca	Director	November 1,
Michael S. Della Rocca		2024

/s/ Edward A. Ryan	Director	November 1,
Edward A. Ryan		2024

/s/ David M. Sparby	Director	November 1,
David M. Sparby		2024

/s/ Clark A. Wood	Director	November 1,
Clark A. Wood		2024

/s/ Betty R. Wynn	Director	November 1,
Betty R. Wynn		2024

The Plan: Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on November 1, 2024.

EVERUS CONSTRUCTION GROUP, INC. 401(k) RETIREMENT PLAN

By:	/s/ Maximillian J Marcy
Name:	Maximillian J Marcy
Title:	Chair, Employee Benefits Committee